        <Exhibit>

                                  Exhibit 16

        Letterhead from

        L.K. Denton & co., P.C.






        Certified Public Accountants
        7430 East Caley Avenue
        Suite 330
        Englewood
        Colorado
        80111

        (303) 694-3556

        October 22, 1996



        Securities and Exchange commission
        450 - 5th Street, N.W.
        Washington, D.C. 20549

        Dear Sirs:

        We have been furnished with a copy of the response to Item 4 of Form 8-KA for the event that occurred on October 9, 1996, to be filed by our former client, Vitro Diagnostics, Inc. We agree with the statements made in response to that item insofar as they relate to our firm.

        Very truly yours,

             (Signature)

        L. Karl Denton